As filed with the Securities and Exchange Commission on January 31, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIOVERATIV INC.

(Exact name of registrant as specified in its charter)

Delaware	81-3461310
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

225 Second Avenue, Waltham, Massachusetts 02451

(Address of principal executive offices, including zip code)

BIOVERATIV INC. 2017 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

ANDREA DIFABIO, ESQ.

Executive Vice President and Chief Legal Officer

Bioverativ Inc.

225 Second Avenue

Waltham, Massachusetts 02451

(888) 862 - 0575

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	Accelerated filer	Non-accelerated filer ☒	Smaller reporting company
☐	☐	(Do not check if a smaller reporting company)	☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities to be Registered	Amount to be Registered(1)	Offering Price Per Share(2)	Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $.001 par value per share	1,625,000 shares	$44.15	$71,735,625.00	$8,314.16

(1)         In accordance with Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities, including an indeterminate number of shares of common stock, par value $0.001 per share, (“Common Stock”) of Bioverativ Inc., that may from time to time be offered or issued as a result of a stock split, stock dividend or similar transaction under the Bioverativ Inc. 2017 Employee Stock Purchase Plan.

(2)         Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based upon the average of the high and low prices of the Common Stock trading on a “when issued” basis as reported on the Nasdaq Global Select Market on January 26, 2017.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required by Part I of this Registration Statement on Form S-8 of Bioverativ Inc. (“Bioverativ” or “Registrant”), Commission File Number 001-37859, will be sent or given to participants of the Bioverativ Inc. 2017 Employee Stock Purchase Plan (the “Plan”) as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Bioverativ hereby incorporates the following documents filed with the Commission herein by reference:

(a)         Bioverativ’s Registration Statement on Form 10 (File No. 001-37859) initially filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on August 11, 2016, as amended by Amendment No. 1 on September 26, 2016, Amendment No. 2 on October 21, 2016, Amendment No. 3 on November 29, 2016, and Amendment No. 4 on December 20, 2016 and as declared effective on December 22, 2016 (the “Form 10”).

(b)         Bioverativ’s current report on Form 8-K (File No. 001-37859) filed with the Commission on January 11, 2017.

(c)          The description of Bioverativ’s common stock contained in the Information Statement filed with the Commission as Exhibit 99.1 to the Form 10 dated December 20, 2016, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by Bioverativ with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be incorporated by reference in this Registration Statement and shall be deemed to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Article XI of the Registrant’s Amended and Restated Certificate of Incorporation will provide for the elimination of personal monetary liabilities of directors of Bioverativ for any breach of their fiduciary duties as directors to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”). Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the corporation shall not eliminate or limit the liability of a director for: (i) breaching his or her duty of loyalty to the corporation or its stockholders; (ii) failing to act in good faith, engaging in intentional misconduct or knowingly violating the law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions under Section 174 of the DGCL; or (iv) obtaining an improper personal benefit.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and agents of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Indemnification provided pursuant to Section 145 of the DGCL is not exclusive of any other rights to which those seeking indemnification may be entitled to under any bylaw, agreement, disinterested director vote, stockholder vote or otherwise.

The Registrant’s Amended and Restated Bylaws will provide that Bioverativ shall provide, to the fullest extent authorized by the DGCL, indemnification against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred by its (or any predecessor) directors and officers or any persons who are or were serving at the request of Bioverativ (or any predecessor) as a director, officer, employee, fiduciary, representative, partner or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan sponsored or maintained by Bioverativ, or other enterprise (or any predecessor of any of such entities) and shall advance expenses to such persons, in respect of any action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that he or she is or was serving in such capacity or is a person of whom he or she is the legal representative (in the event of death or disability of such person).

In addition, Bioverativ will maintain directors’ and officers’ liability insurance which insures against certain liabilities that directors or officers of Bioverativ may incur in such capacities.

Bioverativ also has in place agreements with certain of its officers and directors which affirm Biogen’s obligation to indemnify them to the fullest extent permitted by law and contain various procedural and other provisions which expand the protection afforded by Bioverativ’s Amended and Restated Bylaws.

The foregoing is only a general summary of certain aspects of Delaware law and the Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of those sections of the DGCL referenced above and the Registrant’s forms of Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

The exhibits listed on the Exhibit Index immediately preceding such exhibits are included as part of this Registration Statement and are incorporated herein by reference.

Item 9. Undertakings.

(a)         The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on January 31, 2017.

BIOVERATIV INC.
By:	/s/ John G. Cox
John G. Cox
Chief Executive Officer

We, the undersigned officers and directors of the Registrant, hereby severally constitute and appoint John G. Cox, John Greene and Andrea DiFabio and each of them acting singly, as our true and lawful attorneys-in-fact and agents, with full power to them, and each of them singly, to execute for us and in our names in the capacities as indicated below, any and all amendments or supplements to this Registration Statement (including post-effective amendments), to file the same with the Securities and Exchange Commission with any and all exhibits thereto and instruments or documents in connection therewith, and generally to do all such things in connection therewith in our name and on our behalf in our capacities as indicated below to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all rules, regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement, hereby ratifying and confirming all that said attorneys or agents, or any of them, may lawfully do or cause to be done by virtue hereof.  This power of attorney may be signed in several counterparts.  Each of the undersigned has executed this power of attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Capacity	Date

/s/ John G. Cox
John G. Cox	Director and Chief Executive Officer	January 31, 2017

/s/ John Greene
John Greene	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 31, 2017

/s/ Alexander J. Denner
Alexander J. Denner	Director	January 31, 2017

/s/ Louis J. Paglia
Louis J. Paglia	Director	January 31, 2017

/s/ Brian S. Posner
Brian S. Posner	Director	January 31, 2017

EXHIBIT INDEX

Exhibit	Description

4.1	Amended and Restated Certificate of Incorporation of Bioverativ Inc.*

4.2	Amended and Restated Bylaws of Bioverativ Inc.*

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.*

23.1	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm.*

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).*

24.1	Powers of Attorney (contained in Part II hereof under Signatures and Power of Attorney).*

99.1	Bioverativ Inc. 2017 Employee Stock Purchase Plan.*

*       Filed herewith.